UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2012

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events

On December 13, 2012, PhotoMedex, Inc. (the “Company”) issued a press release entitled “PhotoMedex Raises Fourth Quarter 2012 Revenue Forecast”, announces that it expects revenue for the fourth quarter of 2012 to increase by more than 80% year over year and be between $52 million and $54 million. This compares with previous guidance for fourth quarter revenue to increase by more than 60% over the same quarter of 2011.  The Company attributes the quarterly revenue outperformance to the efficiency of holiday advertising in the consumer business segment that is yielding sales above prior forecasts, as well as better than expected results in the Company’s Physician Recurring and Professional business segments.  A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

ITEM 9.01   Financial Statements and Exhibits.

(d) EXHIBITS.

99.1  Press Release dated December 13, 2012 issued by PhotoMedex, Inc.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	December 13, 2012	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	PhotoMedex Raises Fourth Quarter 2012 Revenue Forecast, dated December 13, 2012